SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2001

HANDSPRING, INC.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30719	77-0490705

(Commission File Number)	(IRS Employer Identification No.)

189 Bernardo Avenue, Mountain View, California	94043

(Address of principal executive offices)	(Zip Code)

(650) 230-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5: OTHER EVENTS.

         On December 19, 2001, Handspring, Inc. (“Handspring” or the “Registrant”) agreed to sell 7,000,000 shares of its common stock at a price to the public of $5.50 per share in a public offering to be underwritten by Credit Suisse First Boston Corporation. Handspring has also granted the underwriter a 30-day option to purchase an additional 1,050,000 shares of common stock solely for the purpose of covering over-allotments, if any. In addition, Handspring also agreed to sell 1,838,945 shares of its common stock at a price of $5.4379 per share to QUALCOMM Incorporated (“Qualcomm”). Each offering is scheduled to settle on December 24, 2001. Handspring intends to use the net proceeds from the offerings for general corporate purposes, which may include capital expenditures and investments, and may use a portion of the net proceeds to fund acquisitions of complementary businesses, products or technologies or to make strategic investments.

         The offered shares are registered under a “universal shelf” registration statement that was previously declared effective by the Securities and Exchange Commission. Under this registration statement, Handspring may offer and sell up to an aggregate of $75 million of its equity or debt securities from time to time. Handspring intends to file the prospectus and prospectus supplements being delivered in connection with these offerings pursuant to Rule 424(b).

         In November 2001, we provided a written communication to Qualcomm, which subsequently agreed to purchase 1,838,945 shares of common stock from us at a price of $5.4379 per share. It is possible that this communication might be deemed to be a prospectus that did not meet the requirements of the Securities Act and was therefore made in violation of the Securities Act. If this communication were determined to violate the Securities Act, then for a period of one year after the date Qualcomm discovered this violation, Qualcomm might bring a claim against us. In any action of this kind, it might seek recovery of the funds it paid for its shares or, if it had already sold its shares, damages resulting from its purchase and sales of those shares. We would contest any such claim vigorously.

         A copy of the prospectus and prospectus supplement relating to the underwritten offering may be obtained by writing to the offices of Credit Suisse First Boston Corporation, 11 Madison Avenue, New York, New York 10010-3629. A copy of the shelf registration statement, base prospectus and prospectus supplements relating to the offerings may be obtained by writing to the offices of Handspring, 189 Bernardo Avenue, Mountain View, California 94043. The underwriting agreement between Handspring and CSFB and an opinion of counsel related to these offerings are each filed as exhibits to this report and are incorporated by reference into this report and into the shelf registration statement.

         This report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the shares, nor shall there be any sale of these shares in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

1.01	Form of Underwriting Agreement, dated December , 2001, between Handspring and Credit Suisse First Boston Corporation.

23.01	Consent of Fenwick & West LLP (included in Exhibit 99.01)

99.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDSPRING, INC.

Date:	December 19, 2001	By: /s/ Donna L. Dubinsky Donna L. Dubinsky President and Chief Executive Officer

EXHIBIT INDEX

1.01	Form of Underwriting Agreement, dated December , 2001, between Handspring and Credit Suisse First Boston Corporation.

23.01	Consent of Fenwick & West LLP (included in Exhibit 99.01)

99.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered.